Exhibit 21.0

TRANSCONTINENTAL REALTY INVESTORS, INC.

SUBSIDIARIES OF THE REGISTRANT

The following is a list of all subsidiaries of and partnership interests of Transcontinental Realty Investors, Inc. and the state or other jurisdiction of organization or incorporation (indention indicates immediate parent entity):

Name of Entity	Jurisdiction of Organization or Incorporation
Corporations
ART One Hickory Corporation	Nevada
ART Two Hickory Corporation	Nevada
BridgeKnight Holdings B.V.	Netherlands
Centura-Ewing, Inc.	Nevada
Century Realty, Inc.	Texas
Continental Mortgage and Equity Investors, Inc.	Nevada
ITS SUBSIDIARIES
Continental Baronne, Inc.	Nevada
Continental Common, Inc.	Nevada
Continental Common Lease, Inc.	Louisiana
Continental Durham Centre, Inc.	Nevada
Continental Indcon Corporation	Nevada
Continental Pines Corporation	Nevada
Continental Poydras Corporation	Nevada
Continental Promenade Corporation	Nevada
Continental Signature, Inc.	Nevada
GP of Signature Athletic Limited Partnership	Texas
Continental Somerset Corporation	Nevada
Continental TS Tower Corporation	Nevada
Continental WOW, Inc.	Nevada
North Houston Green, Inc.	Nevada
EQK Bridgeview Plaza, Inc.	Nevada
EQK Cullman, Inc.	Nevada
Garden Centura, Inc.	Nevada
Hartford Building Corporation	Texas
Mandahl Bay Holdings, Inc., US Virgin Island Corp.	U.S. Virgin Islands
Mandahl Bay Home Owners Association, USVI Corp.	U.S. Virgin Islands
Midland Odessa Properties, Inc.*	California
South Cochran Corporation	Nevada
South Toler, Inc.	Nevada
T Addison Park Retail, Inc.	Nevada
T Addison Park Townhomes, Inc.	Nevada
T Belmont, Inc.	Nevada
T Blue Lake II, Inc.	Nevada
T Blue Lakes, Inc.	Nevada
T Breakwater, Inc.	Nevada
T Brompton, Inc.	Nevada
T Capitol Hill, Inc.	Nevada
T Cascades, Inc.	Nevada
T City Park, Inc.	Nevada
T Clarksville, Inc.	Nevada
T Dakota Arms, Inc.	Nevada

*	Transcontinental Realty Investors, Inc. owns 48.8%, American Realty Investors, Inc. owns 31.3% and Income Opportunity Realty Investors, Inc. owns 19.9%

Name of Entity	Jurisdiction of Organization or Incorporation
T Desoto, Inc.	Nevada
T Echo Valley, Inc.	Nevada
T Falcon, Inc .	Nevada
T Heather Creek, Inc. (f/k/a T Rasor Glen, Inc.)	Nevada
T Kingsland Ranch, Inc.	Nevada
T Kinsey Bridges, Inc.	Nevada
T Laguna, Inc.	Nevada
T Lakeforest, Inc.	Nevada
T Legend, Inc.	Nevada
T Majestic, Inc.	Nevada
T Maumelle, Inc.	Nevada
T Mira, Inc.	Nevada
T Nashville, Inc.	Nevada
T. One City Centre, Inc.	Nevada
T Pinnacle, Inc.	Nevada
T Plumb Creek, Inc.	Nevada
T Polo Estates, Inc.	Nevada
T Rogers, Inc.	Nevada
T Sendero Ridge, Inc.	Nevada
T Sorrento, Inc.	Nevada
T Southwood 1295, Inc.	Nevada
T Southwood 1394, Inc.	Nevada
T Spanish Trail, Inc.	Nevada
T Springs, Inc.	Nevada
T Spyglass, Inc.	Nevada
T Surf, Inc.	Nevada
T Temple Villas, Inc.	Nevada
T United, Inc.	Nevada
T Vance Jackson, Inc.	Nevada
T Windsong, Inc.	Nevada
TacCo Universal Corporation	Nevada
TCI 109 Beltline, Inc.	Nevada
TCI 989 Market Street, Inc.	Nevada
TCI 1013 Common, Inc.	Nevada
TCI 600 Las Colinas, Inc.	Nevada
TCI 9033 Wilshire Boulevard	Nevada
TCI Anderson Estate, Inc.	Nevada
TCI Autumn Chase, Inc.	Nevada
TCI Bay Plaza II, Inc.	Nevada
TCI Baywalk Corp.	Nevada
TCI Beltline, Inc.	Nevada
TCI Bentonville, Inc.	Nevada
TCI Bluffs at Vista Ridge, Inc.	Nevada
TCI Brandeis, Inc.	Nevada
TCI BTS Corp.	Nevada
TCI Carpenter Estates, Inc.	Nevada
TCI Centura, Inc.	Nevada
TCI Cocke Estates, Inc.	Nevada
TCI Countryside, Inc.	Nevada
TCI Courtyard, Inc.	Nevada
TCI DLJ I, Inc.	Nevada
TCI DLJ II, Inc.	Nevada

Name of Entity	Jurisdiction of Organization or Incorporation
TCI DLJ III, Inc.	Nevada
TCI Dunes Plaza, Inc.	Nevada
TCI European Investment, Inc.	Nevada
TCI Handsboro Square, Inc.	Nevada
TCI Harmon, Inc.	Nevada
TCI Hunters Glen, Inc.	Nevada
TCI Island Bay Corp.	Nevada
TCI LaFollette Estates, Inc.	Nevada
TCI Leflore Estates, Inc.	Nevada
TCI Lexington Corporation	Nevada
TCI Limestone Vista Ridge, Inc.	Nevada
TCI Marina Landing Corp.	Nevada
TCI McKinney 34, Inc.	Nevada
TCI McKinney Ranch, Inc.	Nevada
TCI Monticello Estates, Inc.	Nevada
TCI Mountain Plaza, Inc.	Nevada
TCI Paramount Terrace, Inc.	Nevada
TCI Park West I, Inc.	Nevada
TCI Plantation, Inc.	Nevada
TCI Providence Crossings, Inc.	Nevada
TCI Riverwalk I, Inc.	Nevada
TCI Riverwalk II, Inc.	Nevada
TCI Rogers Commons, Inc.	Nevada
TCI Surgery Center, Inc.	Nevada
TCI Tivoli, Inc.	Nevada
TCI Warren Manor, Inc.	Nevada
TCI Westwood Square, Inc.	Nevada
TCI Willowbrook Village, Inc.	Nevada
TCI Woodsong, Inc.	Nevada
Top Capital Partners, Inc.	Nevada
Transcontinental 4400, Inc.	Nevada
Transcontinental Atrium, Inc.	Nevada
Transcontinental Cary, Inc.	Nevada
Transcontinental Corporate Pointe, Inc.	Nevada
Transcontinental Coventry Pointe, Inc.	Nevada
Transcontinental Eldorado, Inc.	Nevada
Transcontinental Lamar, Inc.	Nevada
Transcontinental Limestone Canyon, Inc.	Nevada
Transcontinental Majestic Corporation	Nevada
Transcontinental Remington, Inc.	Nevada
Transcontinental Sadler Square, Inc.	Nevada
Transcontinental Southgate, Inc.	Nevada
Transcontinental Terrace Hill Corporation	Nevada
Transcontinental TexStar, Inc.	Nevada
Transcontinental Treehouse Corporation	Nevada
Transcontinental Venture Centre Corporation	Nevada
Transcontinental Westgrove, Inc.	Nevada
TRI Restaurant Corp.	Nevada
Verandas at Cityview Corp.	Nevada

Partnerships
4242 National Associates, L.P.	Texas
Cedar Creek Partnership	Texas

Name of Entity	Jurisdiction of Organization or Incorporation
Centura Tower, Ltd.	Texas
Chesapeake Spa Creek Limited Partnership	Maryland
El Chaparral National Associates, L.P.	Texas
F.W. Verandas at City View, Ltd.	Texas
Garden Foxwood, L.P.	Delaware
Gate Laurel Associates	California
Harper’s Ferry Partnership	Texas
Income Special Associates, L.P.	California
Indcon, L.P.	Georgia
Institute Place Associates	California
Kelly Holdings Associates, L.P.	Texas
Limestone Vista Ridge Apartments, Ltd.	Texas
Montgomery Terminal Ltd.	Texas
Nakash Income Associates	Georgia
NCPO Texas Ltd.	Texas
NLP/CH, Ltd.	Texas
Plum Creek Apartments, Ltd.	Texas
RT Realty, L.P.	Texas
Sacramento Nine J.V.	California
Sendera Ranch, Ltd.	Texas
Sendero Ridge, Ltd.	Texas
Shadow Run Associates	California
Shaw Plaza Partnership	Texas
Stone Oak Place National Associates, Ltd.	Texas
Summerfield National Associates, L.P.	Florida
TCI Brandeis, L.P.	Texas
TCI Eton Square, L.P.	Texas
TCI Countryside, L.P.	Texas
TCI Woodmont Group I, L.P.	Texas
TCI Woodmont Group II, L.P.	Texas
TCI Woodmont Group III, L.P.	Texas
Twinbrook Village Associates	California
University Town Centre Apartments LTD.	Ohio
Westgrove Air Plaza, Ltd.	Texas
Willow Creek National Associates, L.P.	Texas